EXHIBIT 10.35

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of this the 28th day of February, 1997 by and among (a) Tanye Capital Group ("Contributor"), (b) Shoshone Mining Co., a Delaware corporation (the
"Company"), and (c) LS Capital Corporation, a Delaware corporation and the parent corporation of the Company ("LS Capital").

                                                     Recitals

         WHEREAS, Contributor desires to become a stockholder of the Company promptly after its formation and organization by making a capital contribution to the Company and receiving in consideration thereof shares of common stock in the Company (referred to hereinafter as the "Company Shares") and shares of common stock in LS Capital (referred to hereinafter as the "LS Capital Shares");

         WHEREAS, the parties hereto desire to set forth in writing the terms, provisions and


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conditions of their becoming stockholders in the Company:

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the parties hereto), each of the parties mentioned above hereby agrees as follows:

         1.       General Representations and Warranties.

         (a) Contributor hereby represents and warrants to the Company and LS Capital that Contributor (if a corporation) has been duly organized, is validly existing and is in good standing in the jurisdiction in which it was incorporated; Contributor has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform Contributor's obligation hereunder and thereunder; the execution and delivery by Contributor (if a corporation) of this Agreement and all other agreements, documents and instruments to be executed by Contributor in connection herewith have been authorized by all necessary corporate action by Contributor; when this Agreement and all other agreements, documents and instruments to be executed by Contributor in connection herewith are executed by Contributor and delivered to the Company, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of Contributor enforceable against Contributor in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which Contributor is a party or by which Contributor is bound or by which any of the assets of Contributor is bound or affected, (ii) violate any judgment against, or binding upon, Contributor or upon the assets of Contributor, (iii) result in the creation of any lien, charge or encumbrance upon any assets of Contributor pursuant to the terms of any such contract, or (iv) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of Contributor (if a corporation); there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting any of the assets of Contributor, this Agreement, or the transactions contemplated hereby, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any assets of Contributor, this Agreement, or the transactions contemplated hereby; no consent or approval from any person is required in connection with the execution and delivery of this Agreement other than board of director approval of Contributor (if a corporation), which has already been obtained; and the representations and warranties made immediately above and elsewhere herein are material to the Company and are being relied upon by the Company in connection with its decision to issue Company Shares, and by LS Capital in connection with its decision to issue LS Capital Shares, to Contributor pursuant to Section 2 of this Agreement.



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         (b) Each of the Company and LS Capital hereby  represents and warrants, severally but not jointly, to Contributor that (in all cases, upon the Company's organization) it has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed by it in connection herewith and perform its obligation hereunder and thereunder; it will be duly organized, validly existing and in good standing in the jurisdiction in which it was incorporated; the execution and delivery by it of this Agreement and all other agreements, documents and instruments to be executed by it in connection herewith will be authorized by all necessary corporate action; when this Agreement and all other agreements, documents and instruments to be executed by it in connection herewith are executed by it and delivered to Contributor, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of it enforceable against it in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which it is a party or by which it is bound or by which any of the assets of it is bound or affected, (ii) violate any judgment against, or binding upon, it or upon its assets, (iii) result in the creation of any lien, charge or encumbrance upon any of its assets pursuant to the terms of any such contract, or (iv) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of it; there are no actions, suits, claims or legal,
administrative  or  arbitration   proceedings  or   investigations   pending  or
threatened against, involving or affecting any of its assets, this Agreement, or the transactions contemplated hereby, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any of its assets, this Agreement, or the transactions contemplated hereby; no consent or approval from any person is required in connection with the execution and delivery of this Agreement other than board of director approval, which will be obtained upon organization; the Company Shares and the LS Capital Shares to be issued to Contributor pursuant to this Agreement shall be duly authorized, validly issued, fully paid and non-assessable at the time that they are issued; and the representations and
warranties  made  immediately   above  and  elsewhere  herein  are  material  to
Contributor and are being relied upon by Contributor in connection with Contributor's decision to make the capital contributions to the Company pursuant to Section 2 of the Agreement.

         2.       Subscription for Shares.

         (a) Contributor hereby agrees to contribute to the Company at the Closing (as defined herein), by means of customary assignment documents reasonably selected by the Company and reasonably approved by Contributor (the "Assignments"), full right, title and interest in and to each of the Claims acquired and held by it, free and clear of all liens, mortgages, security interests, encumbrances, claims and restrictions on the transfer thereof. "Claims" shall mean those certain mining claims described on Exhibit A hereto as Exhibit A is amended from time to time hereafter. Contributor hereby represents and warrants to the Company that the execution by Contributor and delivery to the Company of the Assignment respecting the Claims will vest in the Company full right, title and interest in and to the Claims, free and clear of any and all encumbrances, security interests, liens, charges, claims,


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restrictions or limitations,  whatsoever,  by any person of any kind,  including those on the transfer thereof, whether known or unknown. Contributor hereby agrees that it will execute and deliver, or cause to be executed and delivered, from time to time after the date hereof, upon the request of the Company, such other instruments of assignment, transfer and conveyance and will take such other action as the Company may reasonably require to effectuate and/or evidence
the  contribution   provided  for  herein.   In  consideration  of  its  capital
contribution, Contributor shall receive 5,000,000 Company Shares and 150,000 LS Capital Shares.

         (b) In consideration of the contribution made hereby, the Company agree to be the operator of the Tecopa project, and will be required (to the extent that financing is available therefore) to expend $250,000.00 of the initial exploration and development of the project in its first 24 months.

         3. Securities Representations and Warranties. Contributor hereby represents and warrants to the Company that it is not a "U.S. Person" as that term in defined in Regulation S under Securities Act of 1933 (the "Act"); at the time the buy order originated for any Company Shares and the date of this Agreement, it was outside of the United States of America (the "U.S."); it is acquiring the Company Shares for its own account and not on behalf of any U.S. Person, and a sale has not been prearranged with a U.S. Person or a purchaser in the U.S.; it agrees that all offers and sales of the Company Shares prior to the expiration of a period commencing on the date of the issuance thereof and ending 40 days thereafter shall only be made in compliance with the safe harbor contained in Regulation S, or pursuant to the registration thereof or an exemption from registration, and that all offers and sales in the U.S. after expiration of the 40-day period shall be made only pursuant to the registration thereof or an exemption from registration; all offering documents received by it have included statements, and all stock certificates that it shall receive representing Company Shares shall feature legends, to the effect that the Company Shares have not been registered under the Act and may not be offered or sold in the U.S. or to U.S. Persons prior to the expiration of a period commencing on the date of the issuance thereof and ending 40 days thereafter and all offers and sales shall only be made in compliance with the safe harbor contained in Regulation S, or pursuant to the registration thereof or an exemption from registration; it has been furnished with the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; it is familiar with the business and financial condition, properties, operations and prospects of the Company, and has been given full access to all material information concerning the condition, properties, operations and prospects of the Company; it has had an opportunity to ask such questions of, and to receive such information from, the Company as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received; and it is satisfied that there is no material information concerning the condition, properties, operations and prospects of the Company, of which it is unaware.

         4. Closing. Each of Contributor, the Company and LS Capital hereby acknowledges that not all mining claims that the parties contemplate will be contributed to the Company pursuant hereto have been acquired by Contributor as of the date hereof. Contributor hereby agrees to use its best efforts to acquire all mining claims that the parties contemplate will be contributed to the Company pursuant hereto. As soon as such a mining


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claim is acquired by Contributor, the parties shall amend Exhibit A and attached the amended Exhibit A hereto. The closing (the "Closing") of the transactions provided for in or contemplated by this Agreement shall occur as soon as possible after the execution of this Agreement and the acquisition of such mining claims as the parties desire to be contributed to the Company. The Closing may occur at such place and time and in such manner as the parties hereto may agree to. The Closing need not be one in which every party hereto is physically present but may be one in which all documents and instrument necessary to close the transactions provided for in or contemplated by this Agreement are transmitted among the parties by means of ordinary or express mails.

         5. Securities Registration. Within 12 months after the Closing or within six months after the first production with respect to the Claims, the Company may at the option of its Board of Directors register with the United States Securities and Exchange Commission (the "Commission") an in-kind dividend to the stockholders of LS Capital consisting of 1,000,000 Company Shares owned by LS Capital. In the event of such registration, the Company shall use its best efforts to qualify such Company Shares under the securities laws for each state for which an exemption is not available and qualification is required, unless the cost and expense of such qualification outweighs the benefit of qualification. In connection with any registration undertaken pursuant to this
Section 5, Contributor shall use reasonable efforts to cooperate with the Company and LS Capital and will furnish to the Company and LS Capital in writing such information, as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws pertaining to disclosure and otherwise, with respect to the Claims and the business heretofore conducted by Contributor. Moreover, Contributor shall, upon the request of the Company, review drafts of the registration statement to be filed the Commission and any and all amendments thereto and furnish the Company with Contributor's comments upon and approval of or reasons for declining to approve such portions of the drafts for which the Company has requested comments and approval. Any such portions with respect to which a Contributor has not expressly disapproved in writing shall be deemed approved by Contributor. The Company shall pay all registration expenses in connection with any registration undertaken pursuant to this Section 5.

         6. Spin-Off. As soon as possible after the registration statement filed in connection with any registration undertaken pursuant to Section 5 above is declared effective, LS Capital shall declare and effect to its stockholders a pro-rata, in-kind dividend of the Company Shares registered. In this connection, LS Capital shall deliver to each of its stockholders receiving the registered Company Shares an unlegended stock certificate representing the Company Shares that such stockholder is to receive as well as a copy of the prospectus comprising part of the registration statement declared effective during the course of any registration undertaken pursuant to Section 5.

         7.       Indemnification.

         (a) All representations and warranties made herein by a party hereto shall survive all transactions provided for or contemplated herein, including, without limitation, the making of the capital contributions to the Company by Contributor pursuant to Section 2 and the issuance of the Company Shares by the Company, and the issuance of LS Capital Shares to Contributor by LS Capital, pursuant to Section 2.


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         (b) Contributor shall protect,  indemnify and hold the Company harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.

         (c) The Company shall protect, indemnify and hold Contributor harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.

         (d) LS Capital shall protect, indemnify and hold Contributor harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by it in this Agreement.




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         8.       Right of First Refusal.

         (a) If after the completion of the transactions provided for in or contemplated by Section 2, Contributor desires to dispose of its Company Shares now owned or hereafter acquired, Contributor shall first offer, in writing in the manner provided for in Section 9(g) hereof, to sell its the Company Shares to LS Capital at a purchase price and on such terms as Contributor intends in good faith to sell to a bona fide third party. The written offer shall contain the identity of the proposed transferee and the purchase price and terms upon which the transfer is proposed to occur. Following the receipt of the written offer provided for hereinabove, LS Capital shall have an option, exercisable for thirty (30) days, to purchase all or any portion of the Company Shares proposed to be sold at the price and on the terms set forth in the notice. If LS Capital fails to exercise its option with respect to all of the Company Shares proposed to be transferred, then LS Capital shall notify immediately the Company of its failure to fully exercise its option. The Company shall then have an option, exercisable for fifteen (15) days commencing on the date of LS Capital's notice, to purchase all or any portion of the Company Shares not purchased by LS Capital. Notwithstanding anything else contained in this Section 8, neither LS Capital nor the Company shall have any rights to purchase any Company Shares proposed to be transferred by Contributor unless the Company and/or the Company stockholders, separately or collectively, exercise the options provided for in this Section 8 with respect to all, and not less than all, of the Company Shares proposed to be transferred.

         (b) In the event that all of the Company Shares proposed to be sold by Contributor are not purchased in accordance with this Section 8 before the expiration of the time periods established in this Section 8 therefor, all of the Company Shares may be sold to the transferee identified in the written notice to the Company at a price no lower and upon terms no more favorable than the price and terms that the Company Shares could have been purchased pursuant to the options to which they were subject. Such sale shall be free and clear of the terms of this Section 8 during the three-month period beginning on the date that the last option period in this Section 8 terminates, but thereafter any the Company Shares not so sold shall again be subject to the terms and conditions of this Section 8. Any attempted disposition in contravention of the provisions of this Section 8 shall be null and void and of no force and effect and, therefore, shall not preclude the exercise of the options provided for in this Section 8.

         (c) The closing of the sale and purchase of any the Company Shares pursuant to this Section 8 shall occur within fifteen (15) days after the last option exercised is exercised in accordance with this Section 8. At the closing,
(a) Contributor shall deliver the appropriate stock certificates, properly endorsed or accompanied by a properly prepared and executed stock power, and (b) the purchasers shall deliver the consideration required by this Section 8. Each of the parties hereby grants to the other the right of specific performance with respect to this Section 8 in recognition of the uniqueness of the subject matter hereof.

         (d) All certificates representing the Company Shares now owned or that may hereafter be acquired by any party to this Agreement shall have a legend on the back thereof substantially as follows:



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         SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A
         RIGHT OF FIRST REFUSAL AGREEMENT WHICH PROVIDES
         SIGNIFICANT RESTRICTIONS ON THE TRANSFERABILITY OF THE
         SHARES REPRESENTED HEREBY.

         Such certificates shall state on the front thereof substantially as follows:

         SEE RESTRICTIONS ON TRANSFER HEREOF ON REVERSE SIDE.

         (e) The agreements contained in this Section 8 may be terminated by an instrument in writing signed by all parties hereto. The agreements contained in this Section 8 shall automatically terminate whenever the Company Shares or any securities received with respect to the Company Shares becomes registered under the Act.

         9.       General.

         (a) THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF TEXAS.

         (b) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claims for breach, for damages, and/or for recision or reformation, shall be settled by binding arbitration in Harris County, Texas according to the rules and regulations of the American Arbitration Association, Commercial Arbitration Rules.

         (c) This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by all parties affected.

         (d) The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         (f) The parties hereto hereby agree that time is of the essence for all purposes of this Agreement.

         (g) Any notices to be given hereunder by any party to the other parties may be effected either by personal delivery in writing, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to the one or more parties to be notified at the addresses set forth beneath such parties' respective signatures below.



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         (h) All  obligations of the Company and all agreements  made herein for the benefit of the Company shall become effective immediately upon the formation and organization of the Company. The person signing this Agreement on behalf of the Company shall use reasonable efforts to cause the Company to be formed. Upon the formation of the Company, such person shall have no further obligations or liability pertaining to the Company or this Agreement except as is expressly agreed to by such person in writing.

         IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

TANYE CAPITAL GROUP                               SHOSHONE MINING CO.
a ________________ _________________              a Delaware corporation


By:/S/ K.J. McKenzie By:                          /S/ Paul J. Montle

Name Printed: Keith J. McKenzie                   Name Printed: Paul J. Montle

Title: President                                  Title: Vice President
Address: 1400 355 Burrand St.                     Address: 15915 Katy Freeway,
                                                       Suite 250
------------------------------------ ------------------------------

Vancouver, British Columbia                       Houston, Texas 77094
CANADA V6C 2G8

LS CAPITAL CORPORATION
a Delaware corporation


By: /S/ Paul J. Montle
         Paul J. Montle,
         Chief Executive Officer

Address:          15915 Katy Freeway, Suite 250
                  Houston, Texas 77094

         The undersigned joins herein for the limited purpose of agreeing to use his best efforts to assist Contributor in acquiring all mining claims that the parties contemplate will be contributed to the Company pursuant hereto.

                      ------------------------------------
                                   Ed Hemstead

                                   CERTIFICATE

         Each of the undersigned hereby certifies and acknowledges that the undersigned has signed and executed the foregoing agreement with multiple original signature pages at separate locations to be effective immediately upon signing and that the transmission of a telecopier facsimile of their respective signatures, each to the other, shall be sufficient to cause the mutual delivery of this executed agreement in order to bind the parties and make the agreement effective upon the date of signing. It is further certified, acknowledged and agreed that the original signature pages are to be circulated hereafter but that the failure of any party to obtain the original signature pages hereafter shall not affect the validity and effectiveness of this agreement which is effective from and after the execution by all parties and the transmission by telecopier facsimile of the signature of all parties, each to the other.

         IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

TANYE CAPITAL GROUP                                       SHOSHONE MINING CO.
a ________________ _________________                   a Delaware corporation


By:/S/ K.J. McKenzie                                By: /S/ Paul J. Montle

Name Printed: Keith J. McKenzie                     Name Printed: Paul J. Montle
Title: President                                    Title: Vice President

LS CAPITAL CORPORATION
a Delaware corporation


By: /S/ Paul J. Montle
         Paul J. Montle,
         Chief Executive Officer